UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 3, 2005

                          SMART ENERGY SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

             0-26027                                      87-0626333
    (Commission File Number)                  (IRS Employer Identification No.)

                                207 Piaget Avenue
                                Clifton, NJ 07011
               (Address of Principal Executive Offices, Zip Code)

                                 (973) 340-6000
              (Registrant's Telephone Number, Including Area Code)


     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 3, 2005, Smart Energy Solutions, Inc. (the "Registrant) entered into a Consulting Agreement (the "Consulting Agreement") with Peter Mateja.

Pursuant to the Consulting Agreement, Mr. Mateja is to be the Chief Executive Officer of the Registrant. As compensation for his services, Mr. Mateja will receive an annual base salary of $150,000 and an annual bonus of up to $50,000 based on the Registrant's performance and meeting established objectives which shall be submitted by Mr. Mateja and approved by the Registrant's board of directors. In addition, the Registrant granted to Mr. Mateja 3,000,000 stock options, each of which gives Mr. Mateja the right to purchase one share of the Registrant's common stock for $0.15. Such stock options shall vest pro ratably every three months over the three year period commencing three months from October 3, 2005. The vested stock options shall be exercisable until the earlier of five years after vesting or 365 days after Mr. Mateja's termination. All remaining stock options shall automatically vest upon the Registrant's change in control.

The term of the Consultant Agreement is for one year, commencing on the date thereof. The Registrant may, without cause and without notice, elect to terminate the Consultant Agreement at any time provided that the Registrant pays Mr. Mateja under normal payroll practices for the next three months immediately following such termination. The Registrant may terminate the Consulting Agreement for cause upon notice at anytime, and upon such termination, Mr. Mateja shall be paid the base salary accrued through the termination date. Mr. Mateja may terminate the Consultant Agreement upon 60 days written notice.

During the term and for a period of one year thereafter, Mr. Mateja shall not compete with the Registrant nor solicit any of the Registrant's employees or customers. Mr. Mateja agreed to hold the Registrant's confidential information in strict confidence.

For all the terms and conditions of the Consulting Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.22. All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The Registrant is continuing to raise capital through a private placement of units (the "Units") for $0.20 per Unit. Each Unit consists of one share of common stock, one Class A warrant giving the holder the right to purchase one share of stock at $0.45, which is exercisable for one year from the date of issuance, and one Class B warrant giving the holder the right to purchase one share of stock for $0.75, which is exercisable for three years from the date of issuance (the "Placement"). As of October 10, 2005, the Company has received in cash an aggregate of $2,600,000 as consideration for the sale of 13,000,000 units.


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

The Placement is being made pursuant to Regulation S promulgated by the Securities and Exchange Commission. The Registrant did not make any offers in the United States, each of the purchasers was outside the United States, and there were no selling efforts in the United States. Commissions in connection with the Placement have been paid to non-US persons.

For all the terms and conditions of the subscription agreements, the Class A Warrants, and the Class B Warrants executed in connection with the Placement, reference is hereby made to the forms of such agreements, which are annexed as exhibits to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2005. All statements made herein concerning the Placements are qualified by references to said exhibits.

SECTION 5  CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 3, 2005, Peter Mateja was appointed to serve as the Chief Executive Officer of the Company. During 2000 to 2004, Mr. Mateja was the President and Chief Executive Officer of Home and Park Motorhomes, a manufacturer of camper vans having revenues exceeding $100,000,000. Mr. Mateja has been president and chief executive officer and has held general management positions in automotive, medium and heavy duty truck, RV, fire truck and body building manufacturers as well as industrial manufacturers. He has led companies to significant revenue, market share and earnings improvements. Mr. Mateja has led manufacturers such as Navistar International Corporation Canada, E - One Canada, Amerock Canada and
SuperPac/Frink.  He  is  also  a  former  president  of  the  Automotive  Parts'
Manufacturers' Association. Mr. Mateja obtained a Master of Business Administration degree from the University of Windsor in 1979.

SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of business acquired. Not applicable

(b)   Pro forma financial information.           Not applicable

(c)   Exhibits:

      Exhibit 10.22 Consultant Agreement, dated October 3, 2005, by and between the Registrant and Peter Mateja


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

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               DATIGEN.COM, INC.


                                               By: /s/ Edward Braniff
                                                 -------------------------------
                                                 Name:  Edward Braniff
                                                 Title: Chief Financial Officer


Date:  October 11, 2005


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